Exhibit 4.37

Asia Pacific Risk
Level 31 HSBC Main Building
1 Queen's Road Central, Hong Kong
    Ref:

Without prejudice and subject to contract

To:	Maritime Grace Shipping Limited
Maritime Glory Shipping Limited
(as joint and several borrowers)

and

Maritime Capital Shipping Limited
(as guarantor)

all of Unit 2203, 22nd Floor
Golden Centre
188 Des Voeux Road Central
Hong Kong

Date:	24 October 2012

Dear Sirs

Secured term loan facility of up to US$66,300,000

We refer to the facility agreement dated 5 June 2008 as supplemented and amended by the supplemental agreement dated 21 May 2010 (together with all further amendments, supplements and addenda thereto from time to time, the "Facility Agreement") and made between (i) Maritime Grace Shipping Limited ("Borrower A") and Maritime Glory Shipping Limited, as joint and several borrowers ("Borrower B", and collectively with Borrower A, the "Borrowers"), (ii) Maritime Capital Shipping Limited, as guarantor (the "Guarantor"), (iii) The Hongkong and Shanghai Banking Corporation Limited, as agent (the "Agent"), (iv) the financial institutions named in the Facility Agreement, as original lenders (collectively, the "Lenders"), and (v) The Hongkong and Shanghai Banking Corporation Limited, as swap bank (the "Swap Bank", and together with the Agent and the Lenders, the "Finance Parties") pursuant to which the Lenders have made available a secured term loan facility of up to Dollars Sixty six million three hundred thousand ($66,300,000) for the purposes of financing the motor vessel "Clipper Grace" registered in the name of Borrower A under the laws and flag of Hong Kong and the motor vessel "Clipper Glory" registered in the name of Borrower B under the laws and flag of Hong Kong ("Vessel B").

Unless otherwise defined herein, words and expressions having defined meanings in the Facility Agreement have the same meanings when used in this Letter.

We further to the waiver letter dated 4 September 2012 issued by the Agent to and accepted by the Borrowers and the Guarantor on 6 September 2012 (the "Waiver Letter"), pursuant to which the. Finance Parties have agreed to waive any Default which has occurred or may occur and in respect of which we have notified you of the period for cure upon the terms and conditions contained in the Waiver Letter.

The Hongkong and Shanghai Banking Corporation Limited
Hong Kong Main Office: 1 Queen's Road Central, Hong Kong
Tel: 2822 1111 Fax:
SWIFT: HSBCHKHH
www.hsbc.com.hk	Page _____/______

Ref:

Maritime Grace Shipping Limited
Maritime Glory Shipping Limited
Maritime Capital Shipping Limited	24 October 2012

-2-

This Letter is supplemental to the Waiver Letter and all references in the Waiver Letter to "this Letter" shall be construed as the Waiver Letter as supplemented and amended by this Letter.

One of the conditions contained in the Waiver Letter is that the Waiver Period (as defined in the Waiver Letter) will commence on the date of your acceptance of the Waiver Letter until 31 October 2012.

Pursuant to an email dated 18 October 2012 from Seanergy Maritime Holdings Corp., it has on behalf of the Borrowers requested the Agent for an extension of the expiry date of the Waiver Period from 31 October 2012 to 31 December 2012.

Without prejudice to any other terms and conditions of the Waiver Letter (including, but without limitation, the condition that no Triggering Event shall have occurred during the Waiver Period as extended under this Letter) and subject to the terms and conditions of this Letter, the Finance Parties hereby agree to extend the expiry date of the Waiver Period from 31 October 2012 to 31 December 2012, and all references to "31 October 2012" throughout the Waiver Letter shall be replaced by "31 December 2012" (the "Extension").

In consideration of the agreement of the Finance Parties to grant the Extension under this Letter, the Borrowers and the Guarantor hereby jointly and severally agree to pay to the Agent a waiver fee for its own account at the rate of zero point five per cent. (0.5%) on the amount of the Liabilities outstanding as at the date of this Letter, being Dollars Six million six hundred and fifty nine thousand and eight hundred and cents fifty nine ($6,659,800.59) not later than the earlier of (i) 31 December 2012 and (ii) the date on which Vessel B is sold pursuant to the Waiver Letter. The Borrowers and the Guarantor hereby further irrevocably and unconditionally, and jointly and severally authorise the Agent to withdraw any amount of the sale proceeds of Vessel B or any other sum from time to time standing to the credit of the Borrowers and/or the Guarantor in settlement of such waiver fee or any part thereof at any time on or after the date of this Letter, provided that it shall not excuse any of the Borrowers or the Guarantor from its obligations to make the payment of the waiver fee on its due date.

Subject to the Extension contained in this Letter, the Waiver Letter shall remain in full force and effect and the obligations and liabilities of the Borrowers and the Guarantor under the Waiver Letter will not be discharged or reduced.

This Letter and our agreement contained in this Letter shall take effect upon our receipt of a copy of the acknowledgement executed by a director of the Borrowers and the Guarantor.

This Letter and any non-contractual obligations arising from or in connection with it are governed by, and shall be construed in accordance with, English law.

The Hongkong and Shanghai Banking Corporation Limited
Hong Kong Main Office: 1 Queen's Road Central, Hong Kong
Tel: 2822 1111 Fax:
SWIFT: HSBCHKHH
www.hsbc.com.hk	Page _____/______

Ref:

Maritime Grace Shipping Limited
Maritime Glory Shipping Limited
Maritime Capital Shipping Limited	24 October 2012

-3-

Yours faithfully,

For and on behalf of
The Hongkong and Shanghai Banking Corporation Limited
(as Agent)

/s/ Fiona Lee
Name: Fiona Lee
Title: Senior Loan Management Manager AMH & ASP

Acknowledgement

Date:  25 October 2012

We confirm receipt of and accept the above letter and unconditionally and irrevocably, jointly and severally, agree and undertake to comply with the terms thereof.

For and on behalf of		For and on behalf of
Maritime Grace Shipping Limited		Maritime Glory Shipping Limited
by:		by:

/s/ Georgios Stavrakakis		/s/ Georgios Stavrakakis
Name:	Georgios Stavrakakis	Name:	Georgios Stavrakakis
Title:	Authorised Signatory	Title:	Authorised Signatory

/s/ Christina Anagnostara		/s/ Christina Anagnostara
Name:	Christina Anagnostara	Name:	Christina Anagnostara
Title:	Authorised Signatory	Title:	Authorised Signatory

For and on behalf of
Maritime Capital Shipping Limited
by:

/s/ Christina Anagnostara		/s/ Georgios Stavrakakis
Name:	Christina Anagnostara	Name:	Georgios Stavrakakis
Title:	Authorised Signatory	Title:	Authorised Signatory

The Hongkong and Shanghai Banking Corporation Limited
Hong Kong Main Office: 1 Queen's Road Central, Hong Kong
Tel: 2822 1111 Fax:
SWIFT: HSBCHKHH
www.hsbc.com.hk	Page _____/______

Asia Pacific Risk
Level 31 HSBC Main Building
1 Queen's Road Central, Hong Kong
    Ref:

Without prejudice and subject to contract

To:	Maritime Grace Shipping Limited
Maritime Glory Shipping Limited
(as joint and several borrowers)

and

Maritime Capital Shipping Limited
(as guarantor)

all of Unit 2203, 22nd Floor
Golden Centre
188 Des Voeux Road Central
Hong Kong

Date:	4 September 2012

Dear Sirs

Secured term loan facility of up to US$66,300,000

We refer to the facility agreement dated 5 June 2008 as supplemented and amended by the supplemental agreement dated 21 May 2010 (together with all further amendments, supplements and addenda thereto from time to time, the "Facility Agreement") and made between (i) Maritime Grace Shipping Limited ("Borrower A") and Maritime Glory Shipping Limited, as joint and several borrowers ("Borrower B", and collectively with Borrower A, the "Borrowers"), (ii) Maritime Capital Shipping Limited, as guarantor (the "Guarantor"), (iii) The Hongkong and Shanghai Banking Corporation Limited, as agent (the "Agent"), (iv) the financial institutions named in the Facility Agreement, as original lenders (collectively, the "Lenders"), and (v) The Hongkong and Shanghai Banking Corporation Limited, as swap bank (the "Swap Bank", and together with the Agent and the Lenders, the "Finance Parties") pursuant to which the Lenders have made available a secured term loan facility of up to Dollars Sixty six million three hundred thousand ($66,300,000) for the purposes of financing the motor vessel "Clipper Grace" registered in the name of Borrower A under the laws and flag of Hong Kong ("Vessel A") and the motor vessel "Clipper Glory" registered in the name of Borrower B under the laws and flag of Hong Kong ("Vessel B" and together with Vessel A, the "Vessels").

Unless otherwise defined herein, words and expressions having defined meanings in the Facility Agreement have the same meanings when used in this Letter.

Subject to your acceptance of this letter and agreement to its terms and conditions, the Finance Parties hereby agree to waive any Default which has occurred or may occur and in respect of which we have notified you of the period for cure, subject to the following terms and conditions:

(a)	The waiver period ("Waiver Period") will commence on the date of your acceptance of this letter until 31 October 2012 or the occurrence of a Triggering Event whichever occurs first;

The Hongkong and Shanghai Banking Corporation Limited
Hong Kong Main Office: 1 Queen's Road Central, Hong Kong
Tel: 2822 1111 Fax:
SWIFT: HSBCHKHH
www.hsbc.com.hk	Page _____/______

Ref:

Maritime Grace Shipping Limited
Maritime Glory Shipping Limited
Maritime Capital Shipping Limited	4 September 2012

-2-

(b)
The Borrowers shall use their best endeavours to sell the Vessels on or before 31 October 2012 at a price sufficient to repay in full each Facility and all interest accrued and other sums owing in respect thereof;

(c)
The Borrowers will keep the Agent fully informed of any proposed sale (including advising on the sale price, the completion date, commissions and brokerage payable and other material commercial provisions) and will ensure that the sale and purchase agreement shall provide for the sale proceeds to be remitted direct to the Agent; the sale proceeds shall be applied by the Agent (and the relevant Borrower hereby authorizes and instructs the Agent to so apply such sale proceeds) in payment of the Liabilities;

(d)
The Borrowers will provide the Agent within five days from the date of this letter and not Iess than weekly thereafter details of each Vessel's location, cargo and voyage itinerary for at least the following three weeks;

(e)
The Borrowers shall pay interest on each Facility in accordance with the terms of the Facility Agreement on the last day of each Interest Period but (for the avoidance of doubt) shall not be obligated to make any payments of principal, make retention payments or maintain a minimum liquidity balance during the Waiver Period; and

(f)	Whether or not the Vessels are sold in accordance with this letter, the Borrowers shall repay all the Liabilities still outstanding not later than 31 October 2012.

Subject to the Borrowers' and the Guarantor's agreement to the foregoing, and provided that no Event of Default under clauses 23.1 (Non-payment) (save as expressly provided below), 23.4 (Cross default) but only to the extent the Financial Indebtedness of any member of the Seanergy Group (defined as Seanergy Maritime Holdings Corp and all subsidiaries and associates) has been accelerated, 23.6 (Insolvency), 23.7 (Insolvency proceedings), 23.8 (Creditors process) of the Facility Agreement has occurred in respect of each of the Borrowers or the Guarantor or mutatis mutandis in respect of Seanergy Maritime Holdings Corp and its Subsidiaries for the time being to any other creditor (each, a "Triggering Event"), the Lenders agree to postpone any obligation for repayment of principal in respect of either Facility arising prior to 31 October 2012 until the date of sale of the respective Vessel or 31 October 2012 (whichever shall occur first).

In the event that a Triggering Event occurs, any waiver or concession granted under this letter shall terminate forthwith and all of the rights and remedies of the Finance Parties under the Facility Agreement and the other Finance Documents, and all obligations of the Borrowers and the Guarantor under the Finance Documents, shall forthwith be reinstated in full and immediately fully enforceable in accordance with their terms.

In the event of any breach by the Borrowers or the Guarantor of the terms of this letter, or upon the occurrence of a Triggering Event, an Event of Default shall be deemed to have occurred and the Agent shall forthwith be entitled to exercise all of its rights under clause 23.21 of the Facility Agreement and under each of the Security Documents with or without notice to the Borrowers or the Guarantor.

The Hongkong and Shanghai Banking Corporation Limited
Hong Kong Main Office: 1 Queen's Road Central, Hong Kong
Tel: 2822 1111 Fax:
SWIFT: HSBCHKHH
www.hsbc.com.hk	Page _____/______

Ref:

Maritime Grace Shipping Limited
Maritime Glory Shipping Limited
Maritime Capital Shipping Limited	4 September 2012

-3-

This letter and our agreement contained in this Letter shall take effect upon our receipt of a copy of the acknowledgement executed by a director of the Borrowers and the Guarantor.

This letter and any non-contractual obligations arising from or in connection with it are governed by, and shall be construed in accordance with, English law.

Yours faithfully,

For and on behalf of
The Hongkong and Shanghai Banking Corporation Limited
(as Agent)

/s/ Fiona Lee
Name: Fiona Lee
Title: Senior Loan Management Manager AMH & ASP

Acknowledgement

Date:  6 September 2012

We confirm receipt of and accept the above letter and unconditionally and irrevocably, jointly and severally, agree and undertake to comply with the terms thereof.

For and on behalf of		For and on behalf of
Maritime Grace Shipping Limited		Maritime Glory Shipping Limited
by:		by:

/s/ Dale Ploughman		/s/ Dale Ploughman
Name:	Dale Ploughman	Name:	Dale Ploughman
Title:	Director	Title:	Director

/s/ Christina Anagnostara		/s/ Christina Anagnostara
Name:	Christina Anagnostara	Name:	Christina Anagnostara
Title:	Director	Title:	Director

For and on behalf of
Maritime Capital Shipping Limited
by:

/s/ Dale Ploughman		/s/ Christina Anagnostara
Name:	Dale Ploughman	Name:	Christina Anagnostara
Title:	Director	Title:	Director

The Hongkong and Shanghai Banking Corporation Limited
Hong Kong Main Office: 1 Queen's Road Central, Hong Kong
Tel: 2822 1111 Fax:
SWIFT: HSBCHKHH
www.hsbc.com.hk	Page _____/______